[DoubleLine Letterhead]

June 20, 2019

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: Chris E. McGuire, Managing Director

Re:   DoubleLine Funds Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 20.6.1, the Additional Funds provision, of the Master Custodian Agreement dated as of November 6, 2017, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian under the terms of the Agreement for the series of the Fund (each, a “Portfolio”) identified on Appendix A hereto. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 20.7.1 of the Agreement.

State Street and the undersigned Fund hereby acknowledge and agree that the last sentence of Section 14.11 of the Agreement is not, and shall not be, applicable to the undersigned Fund.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

DOUBLELINE FUNDS TRUST, ON BEHALF OF ITS SERIES SET FORTH ON APPENDIX A HERETO

By:	/s/ Ronald R. Redell
Name:	Ronald R. Redell
Title:	President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President, Duly Authorized

Effective Date: June 20th, 2019

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

DoubleLine Income Solutions Fund

DoubleLine Funds Trust

              DoubleLine Emerging Markets Local Currency Bond Fund